Exhibit 99.1

CRB-701 (SYS6002) A Next Generation Nectin-4 Targeting Antibody Drug Conjugate Demonstrates Encouraging Safety and Efficacy in Patients with Nectin-4 Positive Tumors in First-In-Human Study Presented at ASCO-GU 2024

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Q3W schedule of CRB-701 (SYS6002) demonstrates a 43% ORR and 71% DCR at predicted therapeutically relevant doses
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All assessable nectin-4 positive study participants with mUC and cervical cancer treated at or above this dose demonstrated some level of disease control
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No dose limiting toxicities (DLTs) have been observed to-date up to 3.6 mg/kg (cohort 6) with further escalation at 4.5 mg/kg ongoing
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No cases of peripheral neuropathy or skin rash have been observed to date
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Cohort 6 is the first cohort selected for dose expansion

Norwood, MA, January 26, 2024 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), today announced that data from the first-in-human clinical study of CRB-701 (SYS6002) is being presented as a poster by the Company’s development partner CSPC Pharmaceutical Group at the 2024 American Society of Clinical Oncology Genitourinary Cancers Symposium (ASCO GU). The Phase 1 dose escalation study is being conducted in China and is enrolling participants with metastatic urothelial cancer (mUC) as well as participants with other solid tumors prospectively confirmed to have nectin-4 positive tumors. The study opened for enrollment in January 2023 and data through December 2023 from the first eighteen participants reflective of the first six dose cohorts (0.2-3.6mg/kg) will be shared.

The poster is titled Phase 1 Dose Escalation of SYS6002(CRB-701), a Next Generation Nectin-4 Targeting Antibody Drug Conjugate by DingWei Ye, et al and is being presented today at the poster session between 11:30 am-1pm PST. The poster will also be available on the Corbus website at the start of the poster presentation.

Safety

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CRB-701 was well-tolerated with the majority of adverse events being grade one or two and reversible.
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No adverse events above grade three were observed.
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There have been no dose discontinuations or reductions in the study to date. There has been a singular participant that experienced a temporary dose interruption.
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The dose escalation is ongoing at cohort 7 (4.5 mg/kg).
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No cases of drug-related peripheral neuropathy or skin rash have been reported to date.

PK

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Single dose PK suggested that TAb, ADC and MMAE increase in an approximate dose proportional manner.
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No obvious accumulation was observed on cycle 3, day 1.
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When compared to the exposures achieved with enfortumab vedotin (EV) at 1.25 mg/kg Q1W x21 days, CRB-701 (SYS6002) consistently demonstrated lower free MMAE concentrations.

Efficacy

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Dose level 5 (2.7 mg/kg) and above represents the predicted therapeutically relevant doses based on allometric scaling.
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A mixed tumor population (n=7) receiving doses of 2.7 mg/kg or 3.6 mg/kg demonstrated an ORR of 43% (3 partial responses -2 unconfirmed and one non responding participant with no-nectin-4 expression ) and a disease control rate of 71%.
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The longest observed response to date is 11 cycles (~10 months) and ongoing.
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All nectin-4 positive mUC and cervical patients at doses ≥ 2.7 mg/kg that were assessable at the time of the December 2023 data-cut off demonstrated levels of disease control and represent the CRB-701 (SYS6002) responsive population to date.

Dr. Yuval Cohen Chief Executive Office of Corbus commented, “CRB-701 with its novel antibody and next generation linker technology, appears to have a differentiated PK profile compared to EV, with a current safety profile devoid of peripheral neuropathy and skin rash, both dose limiting toxicities for EV. This could translate into meaningful benefits for mUC patients and other nectin-4 positive solid tumors such as cervical cancer.” In reviewing the emerging profile of CRB-701 with one of the preeminent experts in GU cancers, Dr Daniel P. Petrylack M.D., Professor of Medicine and Urology at Yale School of Medicine, Dr. Petrylak shared that “the clinical responses in nectin-4 positive mUC and cervical cancer patients are encouraging and the early clinical safety provides the first evidence that CRB-701 has clinical activity in multiple nectin-4 expressing tumors. This justifies further investigation into the safety and efficacy of this promising compound.” Dr. Cohen concluded, “As the current clinical study continues to progress in China with our partner CSPC, we at Corbus are looking forward to commencing our clinical study in the US in Q1 2024 under an already open IND. We are grateful to CSPC for the work that has gone into conducting this ongoing study and to the clinicians and study participants."

Dose escalation and expansion are ongoing and additional data presentations are planned for later this year.

About CRB-701

CRB-701 (SYS6002) is a next-generation antibody-drug-conjugate (ADC) targeting nectin-4, that contains a site-specific, cleavable linker and a homogenous drug antibody ratio of 2, using MMAE as the payload. Nectin-4 is a clinically validated, tumor-associated antigen in urothelial cancer. The Nectin-4 ADC PADCEV® (enfortumab vedotin-ejfv) is approved for use in late metastatic urothelial cancer and recently received an expanded label under an accelerated approval from the Food and Drug Administration for use in combination with KEYTRUDA® for patients with locally advanced or metastatic urothelial carcinoma who are ineligible for cisplatin-containing chemotherapy.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a precision oncology company with a diversified portfolio and is committed to helping people defeat serious illness by bringing innovative scientific approaches to well understood biological pathways. Corbus’ pipeline includes CRB-701, a next generation antibody drug conjugate that targets the expression of Nectin-4 on cancer cells to release a cytotoxic payload, CRB-601, an anti-integrin monoclonal antibody which blocks the activation of TGFβ expressed on cancer cells, and CRB-913, a highly peripherally restricted CB1 inverse agonist for the treatment of obesity. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

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INVESTOR CONTACT:

Sean Moran

Chief Financial Officer

Corbus Pharmaceuticals

smoran@corbuspharma.com

Bruce Mackle
Managing Director
LifeSci Advisors, LLC
bmackle@lifesciadvisors.com